Exhibit 99.1

AeroGrow Announces New Board Members
●	Three existing members retire

Boulder, CO – July 10, 2009 - AeroGrow International, Inc. (OTCBB:AERO - News) (the "Company" or "AeroGrow") makers of the AeroGarden line of indoor gardening products, announced that it has elected two new members to its Board of Directors, Michael S. Barish and H. MacGregor (Greg) Clarke, effective July 08, 2009.

Michael Barish co-founded Lazarus Investment Partners LLLP, a private investment partnership focused on microcap stocks, in 2003, and served as the fund's Chief Investment Officer until his retirement on June 30, 2009.  In 1973, Mr. Barish founded Cambiar Investors and grew the firm's assets from less than $1 million in 1973 to over $2.3 billion upon his retirement in 2001.  Mr. Barish will serve on the Audit and Governance committees.

Mr. Clarke has been CFO of AeroGrow since May 23, 2008.  Prior to AeroGrow, Mr. Clarke was CEO (and previously CFO) of Ankmar, LLC, a private equity-owned, nationwide garage door manufacturer, distributor and installer, where he restructured the company's operations and managed the sale of Ankmar to strategic buyers. Previously, he served as an operating group CFO, then Vice President and General Manager for Johns Manville Corporation, a $2.2 billion building materials subsidiary of Berkshire Hathaway Inc.  Mr. Clarke also served as Vice President, Corporate Treasurer and International Division CFO for The Coleman Company, Inc. during a period of substantial top-line growth. Prior to Coleman, Mr. Clarke was with PepsiCo, Inc. for over nine years and served in a range of financial roles, including Director, Corporate Strategic Planning, where he led strategy and planning for the worldwide beverage sector.

“Over the past year Greg has made significant contributions to AeroGrow’s ability to recapitalize and survive the economic downturn,” said Jack Walker, AeroGrow’s Chairman of the Board.  “Mike Barish has been instrumental in helping the Company source critically needed capital at key inflection points throughout its development, and his long history analyzing and investing in microcap companies, including AeroGrow, will prove valuable in many ways.  Adding their combined skills to AeroGrow’s Board of Directors will be critical to our turnaround efforts.”

Three AeroGrow Board members, Linda Graebner, Suresh Kumar, and Peter Michel, have retired after excellent records of service, their terms having come to an end, and the Company has reduced the size of its Board to five members.

The current Board is made up of Jack Walker, Chairman, Jerry Perkins, President and CEO, Michael Dingman, Jr., Michael Barish, and Greg Clarke, CFO.  Michael Dingman serves as Chairman of the Audit Committee and Jack Walker as the Chairman of the Governance Committee.

About AeroGrow International, Inc.

Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden line of foolproof, dirt-free indoor gardens. AeroGardens allow anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Jack Walker, and/or the Company, optimism related to the business, expanding sales, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.